EXHIBIT 10.26

FIRST AMENDMENT

TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 29th day of May, 2009, by and among Silicon Valley Bank (“Bank”) and 3PAR Inc., a Delaware corporation (“Borrower”).

RECITALS

A. Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of May 30, 2008, as amended to date and as may be further amended, modified, supplemented or restated from time to time (as amended, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement pursuant to the terms hereof.

D. Bank has agreed to so amend the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Section 6.7(a)(Tangible Net Worth). Section 6.7(a) is hereby amended in its entirety to read as follows:

(a) Tangible Net Worth. A Tangible Net Worth of at least $85,000,000 plus (i) 50% of any of all new net issuances of equity proceeds received by Borrower since March 31, 2009 plus (ii) 50% of quarterly profits of Borrower and its Subsidiaries since March 31, 2009.

2.2 Section 13.1 (Definitions). The following definitions are hereby amended in their entirety to read as follows:

“LIBOR Rate” means, for each Interest Period in respect of LIBOR Credit Extensions comprising part of the same Credit Extensions, an interest rate per annum (rounded upward to the nearest 1/16th of one percent (0.0625%)) equal to LIBOR for such Interest Period divided by one

(1) minus the Reserve Requirement for such Interest Period; provided however, in no event shall the LIBOR Rate be less than 1.50%.

“Prime Rate” is Bank’s most recently announced “prime rate,” even if it is not Bank’s lowest rate; provided however, in no event shall the Prime Rate be less than 4.00%.

“Revolving Line Maturity Date” is May 28, 2010.

2.3 Exhibit D, “Form of Compliance Certificate” is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

3. Limitation of Amendments.

3.1 The amendments set forth in Sections 2 above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Bank’s receipt of a commitment fee of $10,000 and (c) payment of all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred and invoiced through the date of this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank, as Bank		3PAR Inc., a Delaware corporation

By:	/s/ RAY AGUILAR	By:	/s/ ADRIEL G. LARES

Name:	Ray Aguilar	Name:	Adriel G. Lares
Title:	Relationship Manager	Title:	Chief Financial Officer

Exhibit A

EXHIBIT D

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM:

The undersigned authorized officer of 3PAR Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly unaudited financial statements and Compliance Certificate	(a) Quarterly financial statements, as soon as available, and in any event no later than 45 days following the end of Borrower’s fiscal quarter and (b) as soon as available, but no later than the earlier of (i) five (5) days after filing with the Securities Exchange Commission (“SEC”) or (ii) 50 days after each fiscal quarter or 90 days after each fiscal year end, the Borrower’s 10K, 10Q, and 8K reports.	Yes	No	N/A

Annual operating budgets and projections (including income statements, balance sheets, and cash flow statements, each of the foregoing,	As updated, but no later than 45 days after FYE	Yes	No	N/A

Reporting Covenant	Required	Complies

by month) for the upcoming fiscal year

Annual financial statements certified by, and with an unqualified opinion of, independent CPA	Annually, no later than 90 days following the end of Borrower’s fiscal year	Yes	No	N/A

Material Litigation*	Prompt	Yes	No	N/A

Cash balance report	No later than 50 days following the end of Borrower’s fiscal quarter	Yes	No	N/A

*	If yes, attached is a summary of the Material Litigation not previously disclosed by Borrower or any of its Subsidiaries.

Financial Covenant	Required	Actual	Complies
Maintain on an applicable Quarterly Basis:
Minimum Tangible Net Worth	$85MM plus 50% of new net equity proceeds and 50% of quarterly profits, in each case since , 2009	$	Yes No
Minimum Quick Ratio	1.25:1.00	:1.0	Yes No

The following financial covenant analys[is][es] and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

_______________________________________________________________________________________________

_______________________________________________________________________________________________

_______________________________________________________________________________________________

3PAR INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER
Title:	Date:

Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I. Tangible Net Worth (Section 6.7(a))

Required: $85,000,000 plus 50% of new net equity proceeds since                     , 2009 plus 50% of quarterly profits since                     , 2009

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$
B.	Aggregate value of liabilities of Borrower and its Subsidiaries (including all Subordinated Indebtedness)	$
C.	Aggregate value of goodwill of Borrower and its Subsidiaries	$
D.	Aggregate value of intangible assets of Borrower and its Subsidiaries such as unamortized debt discounts and expenses, patents, trademarks, copyrights and research and development expenses except prepaid expenses	$
E.	Aggregate value of any reserves not already deducted from assets	$
F.	50% of new net equity proceeds received by Borrower since , 2009	$
G.	50% of quarterly profits of Borrower and its Subsidiaries since , 2009	$
H.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E plus line F plus line G)	$

Is line H equal to or greater than $85,000,000 plus 50% of new net equity proceeds since                     , 2009 plus 50% of quarterly profits since                     , 2009

_______ No, not in compliance                                                                  _________ Yes, in compliance

II. Quick Ratio (Section 6.7(b))

Required: 1.25:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$
B.	Aggregate value of 100% of the net billed accounts receivable of Borrower and its Subsidiaries	$
C.	Aggregate value of short and long term investments	$
D.	Quick Assets (the sum of lines A, B and C)	$
E.	Aggregate value of Current Liabilities of Borrower and its Subsidiaries	$
F.	Quick Ratio (line D divided by line E)

Is line F equal to or greater than 1.25:1:00?

_______ No, not in compliance	________ Yes, in compliance